Virginia Commonwealth Bank Welcomes Brett Raynor

RICHMOND, Va., March 28, 2018 /PRNewswire/ -- Bay Banks of Virginia, Inc. (the "Company") (OTCQB: BAYK), holding company of Virginia Commonwealth Bank and VCB Financial Group, announces that Brett E. Raynor has joined Virginia Commonwealth Bank as Vice President, Controller.

"We are pleased to have Brett as part of our team," stated Randal R. Greene, the Company's President and Chief Executive Officer. "We believe his financial insight and expertise will create shareholder value and help drive the future growth and success of our Company."

Mr. Raynor joins VCB with over 12 years of accounting experience, most recently from Union Bank & Trust (formerly Xenith Bank) where he spent six years providing oversight to general and specialized accounting requirements to the financial institution, including participation in core banking application and general ledger system integrations in mergers and acquisitions. Prior to that, Mr. Raynor spent three years at Owens & Minor, Inc., where he developed and executed internal audit plans, and over three years at KPMG LLP, where he served in the firm's audit practice.

Mr. Raynor is a Certified Public Accountant. He received Bachelor of Science degrees in Accounting and Finance from Virginia Commonwealth University. He is also a member of the American Institute of Certified Public Accountants.

Mr. Raynor stated, "I am excited for this opportunity to be a part of the team at Virginia Commonwealth Bank. I look forward to working with its exceptional management team of highly experienced professionals and being a part of a growing premier community bank."

About Bay Banks of Virginia, Inc.

Bay Banks of Virginia, Inc. is the bank holding company for Virginia Commonwealth Bank and VCB Financial Group. Founded in the 1930's, Virginia Commonwealth Bank is headquartered in Richmond, Virginia. With 18 banking offices located throughout the Richmond market area, the Northern Neck region, Tri-Cities area of Petersburg, Hopewell and Colonial Heights, Middlesex County and Suffolk, the bank serves businesses, professionals and consumers with a wide variety of financial services, including retail and commercial banking, and mortgage banking. VCB Financial Group provides management services for personal and corporate trusts, including estate planning, estate settlement and trust administration along with investment and wealth management services.

Forward-Looking Statements

This press release contains statements concerning the Company's expectations, plans, objectives, future financial performance and other statements that are not historical facts. These statements may constitute "forward-looking statements" as defined by federal securities laws. These statements may address issues that involve estimates and assumptions made by management, risks and uncertainties, and actual results could differ materially from historical results or those anticipated by such statements. Factors that could have a material adverse effect on the operations and future prospects of the Company include, but are not limited to: the ability to successfully implement integration plans associated with the Virginia BanCorp merger (the "merger"), which integration may be more difficult, time-consuming or costly than expected; the ability to achieve the cost savings and synergies contemplated by the merger within the expected timeframe; disruptions to customer and employee relationships and business operations caused by the merger; changes in interest rates and general economic conditions; the legislative/regularity climate; monetary and fiscal policies of the U. S. Government, including policies of the U. S. Treasury and Federal Reserve Board; the quality or composition of the loan or investment portfolios; demand for loan products; deposit flows; competition; demand for financial services in the Company's market area; acquisitions and dispositions; and tax and accounting rules, principles, polices and guidelines. These risks and uncertainties should be considered in evaluating the forward-looking statements contained herein, and readers are cautioned not to place undue reliance on such statements, which speak only as of the date they are made. Except to the extent required by applicable law or regulation, the Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

For further information, contact Randal R. Greene, President and Chief Executive Officer, at 844-404-9668 or inquiries@baybanks.com.